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                                                                 EXHIBIT 10.29B


                              LEASE AMENDMENT NO. 3


        THIS LEASE AMENDMENT NO. 3 (this "Amendment") is dated July 24, 1997, for reference purposes only, and is made by and between AIRPORT ASSOCIATES, a New Jersey general partnership ("Landlord"), and VIVUS, INC., a Delaware corporation ("Tenant"). Terms which are capitalized in this Amendment and not defined herein shall have the meanings ascribed to them in the Lease (as defined below).

                                   WITNESSETH

        WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of January 1, 1997 (the "Original Lease"), as amended by Lease Amendment No. 1 dated as of February 15, 1997 (the "First Amendment") and Lease Amendment No. 2 of even date herewith (the "Second Amendment) (the Original Lease, as amended by the First Amendment and Second Amendment, is hereinafter referred to as the "Lease"), pursuant to which Landlord demised and leased to Tenant, and Tenant hired and took from Landlord, certain premises located in Lakewood, New Jersey, at 725 Airport Road (the "725 Premises"), 735 Airport Road (the "735 Premises"), and 745 Airport Road (the "745 Premises") (the 735 Premises and 745 Premises are sometimes herein referred to collectively as the "Premises"), as further described in the Lease;

        WHEREAS, on or about February 10, 1997, Tenant's contractor, Marshall Contractors, Inc. (the "Contractor"), commenced construction of certain interior improvements to the Premises (the "Tenant Improvements"); and

        WHEREAS, Landlord and Tenant desire to enter into this amendment to ratify and confirm that the construction of the Tenant Improvements does not require Landlord's consent, to amend various provisions of the Lease with respect to the construction and removal of the Tenant Improvements and other Alterations made to the Premises by Tenant, and to make certain other amendments to the Lease.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Landlord and Tenant agree as follows:

        1. Tenant Improvements. Landlord hereby ratifies and confirms that the construction of the Tenant Improvements does not require Landlord's consent and that, notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be required to furnish a performance and completion bond in connection with such construction. The foregoing shall not constitute a waiver by Landlord of Landlord's rights or Tenant's obligations in connection with (i) the other provisions of the Lease governing the construction of the Tenant Improvements,
(ii) Landlord's approval of any future exterior Alterations to the Premises by Tenant, or (iii) the furnishing of a performance and completion bond by Tenant in connection with any future Alterations made to the Premises by Tenant.





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        2. Amendment of the Lease. Notwithstanding anything to the contrary contained in the Lease, the Lease is modified as follows:

                A. Section 9.3 is replaced with the following:

                            "9.3 Tenant shall have the right to make, at its
sole cost and expense, additions, alterations and changes (collectively, "Alterations") in or to the buildings located on the 735 Premises and 745 Premises (Tenant shall have no right to make Alterations to the 725 Premises), provided that Tenant shall not then be in default in the performance of any of the covenants in this Lease beyond any applicable notice or grace period, subject, however, in all cases to the following:"

                B. Section 9.3.1 is replaced with the following:

                            "9.3.1 No exterior Alterations (including, without
limitation, any passageway connecting the buildings located on the 735 Premises and 745 Premises) shall be commenced except after thirty (30) days' prior written notice to Landlord, which notice shall include reasonably detailed final plans and working drawings of the proposed Alterations and the name of the contractor."

                C. Section 9.3.2 is replaced with the following:

                            "9.3.2 No exterior Alterations (including, without
limitation, any passageway connecting the buildings located on the 735 Premises and 745 Premises) shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed."

                D. The following provisions are added to Section 9.3 of the
Lease:

                            "9.3.7 As soon as reasonably practicable after the
completion of any Alterations (interior or exterior), but not later than sixty
(60) days after the final completion of any such Alterations, Tenant shall deliver to Landlord copies of detailed "as built" plans and specifications covering such Alterations, and all applicable permits and governmental authorizations (including, without limitation, certificates of occupancy), if any, issued in connection with such Alterations.

                            9.3.8 In connection with the construction of the
Tenant Improvements and any other future Alterations (interior or exterior) made by Tenant to either of the buildings located on the Premises, Landlord may, at its option, require Tenant to provide additional security in connection with the removal of such Alterations and restoration of such buildings (the "Removal Security"). Landlord must give Tenant written notice of Landlord's exercise (the "Removal Notice") within thirty (30) days after Landlord's receipt of "as built" plans for the Alterations in question. Landlord's failure to give Tenant a Removal Notice prior to the expiration of the foregoing time period shall constitute Landlord's election not to require such Removal Security from Tenant in connection with the Alterations in question. The amount of the Removal Security shall be the sum of the amount reasonably expected to be the cost of the following (collectively, the "Restoration









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Cost"): (i) removing the Alterations in question, (ii) repairing any damage caused by such removal, and (iii) restoring the portion of the Premises in question to substantially its condition immediately preceding the construction of such Alterations. As more fully described in Section 9.3.8.1 below, Tenant shall have the option of depositing either cash or a letter of credit, or a combination of both, as its Removal Security. Each Removal Notice shall include Landlord's estimate of the applicable Restoration Cost. For a period of thirty
(30) days following Landlord's delivery of a Removal Notice to Tenant, Landlord and Tenant shall use reasonable good faith efforts to reach agreement on the amount of the Removal Cost. If Landlord and Tenant have not mutually agreed upon the Removal Cost in writing within thirty (30) days after Landlord's delivery of the Removal Notice to Tenant, then each party shall place in a separate sealed envelope their final proposal as to the Removal Cost. Landlord and Tenant shall meet with each other within five (5) business days after the expiration of such 30-day period and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Removal Cost in writing within five (5) business days after the exchange and opening of envelopes, then the determination of the Removal Cost shall be submitted to arbitration in accordance with Section 9.3.8.2 below.

                            9.3.8.1 Tenant shall have the option of submitting
as its Removal Security either cash or a letter of credit, or a combination of both, provided that the total amount of the Removal Security submitted to Landlord equals the applicable Removal Cost. Any cash Removal Security submitted by Tenant shall be placed in an interest-bearing account with a bank or other financial institution approved in writing by Tenant, which approval Tenant shall not unreasonably withhold or delay, and all interest earned thereon shall accrue for the benefit of Tenant and shall be due and payable by Landlord to Tenant within thirty (30) days after each annual anniversary of the Commencement Date of the Lease. Notwithstanding the foregoing, Landlord shall have no obligation to pay any such accrued interest to Tenant during the pendency of any default by Tenant under the Lease, provided that written notice of such default has been given by Landlord to Tenant. Any Removal Security submitted by Tenant if the form of a letter of credit shall (i) be a stand-by, irrevocable letter of credit issued by a bank or other financial institution reasonably acceptable to Landlord (the "Issuer"), (ii) be payable to Landlord; (iii) require that any draw on the letter of credit shall be made only upon receipt by the Issuer of a written certification from Landlord certifying tha t Tenant has failed to perform its removal and restoration obligations under the Lease with respect to Alterations to the Premises made by Tenant and the cash security held by Landlord is not sufficient to cover the damages likely to be incurred by Landlord as a result of such failure, and further certifying that the amount drawn on the letter of credit is the net amount due Landlord on account of Tenant's failure to perform its removal and restoration obligations after application by Landlord of any cash security deposit or cash Removal Security held by Landlord; (v) not expire prior to one year or longer after the date of its issuance; and (vi) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500. On or before the fourteenth (14th) day prior to the expiration of the Removal Security letter of credit, Tenant shall either deliver to Landlord cash Removal Security in the amount of such letter of credit, which amount shall be held by Landlord in accordance with the provisions of this Section 9.3.8.1, or shall cause the Issuer to issue and deliver to Landlord a letter of credit to replace the expiring letter to credit ("Replacement Letter of Credit"); provided, however, that if Tenant does not







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provide either cash Removal Security or a Replacement Letter of Credit in substitution for the full amount of such Removal Security letter of credit on or before the fourteenth (14th) day prior to the expiration of the Removal Security letter of credit, then Landlord may draw down the full amount of the expiring letter of credit and hold such funds as cash Removal Security until such time as Tenant provides Landlord with a Replacement Letter of Credit. The Replacement Letter of Credit shall be in the same amount as the expiring letter of credit less any cash Removal Security submitted by Tenant in substitution thereof, and shall be on the terms and conditions set forth in clauses (i) through (vi) above of this Section 9.3.8.1. In the event Landlord transfers its interest in this Lease, at Landlord's request and at Landlord's cost (not to exceed Five Hundred Dollars ($500) in any one instance) a new Restoration Security letter of credit shall be issued to the transferee of the Landlord (the "Transferee") on the same terms and conditions as any existing letter of credit, except that the new letter of credit shall be payable to the Transferee. Landlord shall surrender the existing letter of credit to Tenant simultaneously with Tenant's delivery of the new letter of credit to the Transferee. Additionally, Landlord shall transfer any cash Restoration Security held by Landlord to the Transferee. Upon the expiration or earlier termination of this Lease, Landlord shall promptly return the full amount of the Removal Security, including all accrued interest on any Removal Security submitted in cash by Tenant, less any amount applied by Landlord to cure any default by Tenant of Tenant's obligations hereunder regarding the removal and restoration of Alterations made by Tenant. In connection with any such default by Tenant, Landlord shall first apply any cash security deposit (provided such cash security deposit is not required to cure any other default by Tenant) or cash Removal Security (including accrued interest) held by Landlord before drawing on any letter of credit submitted as Removal Security.

                            9.3.8.2 The procedures for arbitrating the
determination of Removal Cost shall be as follows: (i) within ten (10) business days after the exchange and opening of envelopes containing each parties' final proposal as to the Removal Cost, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall have at least twenty (20) years experience in the construction of commercial warehouse, assembly and manufacturing buildings in the Ocean County, New Jersey area. If Landlord and Tenant fail to agree upon and appoint an arbitrator within such 10 business day period, then the appointment of the arbitrator shall be made by the presiding judge of the Superior Court of the State of New Jersey, Ocean County (the "Court"), and neither Landlord nor Tenant shall raise any objection as to the Court's full power and jurisdiction to entertain the application and make the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Removal Cost is the closest to the actual Removal Cost of the Alterations as determined by the arbitrator. Such arbitrator may hold a hearing and require submission of such further information as the arbitrator, in his or her sole discretion, determines to be necessary. The arbitrator shall, within thirty (30) days after his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Removal Cost, and shall notify Landlord and Tenant of such determination in writing. Within fifteen (15) days after the arbitrator's determination of Removal Cost is received by Tenant, Tenant shall submit to Landlord Removal Security in the amount of such Removal Cost. The determination by the arbitrator shall be binding upon Landlord and Tenant. The cost of arbitration shall be paid by Landlord and Tenant equally.








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                            9.3.8.3 Notwithstanding anything to the contrary
contained herein, (i) Tenant shall not be allowed to draw against the Removal Security to pay for Tenant's Removal Costs, and (ii) the Removal Security shall not be deemed to limit Tenant's liability in connection with any default by Tenant of Tenant's obligations under Section 18 to remove Alterations upon the expiration or earlier termination of this Lease, repair any damage caused by such removal, and restore the Premises to substantially its condition immediately prior to the construction of such Alterations, reasonable use, wear and tear, casualty and condemnation damage, and hazardous substances (as defined herein) for which Tenant is not responsible excepted."


                E. Section 9.4 of the Lease is hereby amended to delete the second (2nd) sentence thereof in its entirety.

                F. Exhibits B and C of the Lease are hereby deleted in their entirety.

                G. Section 12.1.1 of the Lease is hereby amended to insert after the word "thereof" in line 2, the following: "...(including, without limitation, any Alteration made by Tenant)..."

        3. Effect of Amendment: In the event of any inconsistency between this Third Amendment and the Lease, the terms of this Third Amendment shall prevail. Except as otherwise provided herein, the Lease is hereby ratified and shall remain in full force and effect. Landlord and Tenant each represent to the other that to the best of its knowledge that neither party is in default of its obligations under the Lease as of the effective date of this Third Amendment. This Third Amendment shall become effective and binding upon the parties as of the date both Landlord and Tenant have executed this Third Amendment.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.


                                              LANDLORD

                                              AIRPORT ASSOCIATES
                                              a New Jersey general partnership


/s/ June Langbein                                By: /s/ Edmund Bennett, Jr.
--------------------------------                 ------------------------------
Witness                                          Edmund Bennett, Jr., Partner


/s/ June Langbein                                By: /s/ Ronald Bennett, Jr.
--------------------------------                 ------------------------------
Witness                                          Ronald Bennett, Jr., Partner






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                                              TENANT

ATTEST:                                       VIVUS, INC.,
                                              a Delaware corporation


/s/ Marnia Brownell                              By: /s/ David C. Yntema
--------------------------------                 ------------------------------
Print Name: Marnia Brownell                      Print Name: David C. Yntema
Title: Corporate Counsel                         Title: CFO






















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